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 AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 2004
                                                      REGISTRATION NO. 333-_____
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.
             (Exact Name of Registrant as Specified in Its Charter)

                            ROYAL PHILIPS ELECTRONICS
                     (Registrant's Name for Use in English)

                                 THE NETHERLANDS
         (State or Other Jurisdiction of Incorporation or Organization)
                                      NONE
                     (I.R.S. Employer Identification Number)

        BREITNER TOWER, AMSTELPLEIN 2, AMSTERDAM 1070MX, THE NETHERLANDS
                    (Address of Principal Executive Offices)

      KONINKLIJKE PHILIPS ELECTRONICS N.V. NONQUALIFIED STOCK PURCHASE PLAN KONINKLIJKE PHILIPS ELECTRONICS N.V. LONG-TERM INCENTIVE PLAN 2004 (CONSISTING
                OF GLOBAL PHILIPS STOCK OPTION PROGRAM 2004 AND
              GLOBAL PHILIPS RESTRICTED SHARE RIGHTS PROGRAM 2004)
                            (Full Title of the Plan)

                                WILCO GROENHUYSEN
           1251 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10020-1104
                                 (212) 536-0500
            (Name, Address and Telephone Number of Agent for Service)

                    Please Send Copies of Communications to:
                               ANDREW D. SOUSSLOFF
                             SULLIVAN & CROMWELL LLP
                 125 BROAD STREET, NEW YORK, NEW YORK 10004-2498
                                 (212) 558-4000

                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED
                                                           MAXIMUM         PROPOSED MAXIMUM    AMOUNT OF
  TITLE OF EACH CLASS OF               AMOUNT TO BE     OFFERING PRICE        AGGREGATE      REGISTRATION
SECURITIES TO BE REGISTERED            REGISTERED (2)    PER SHARE (3)    OFFERING PRICE (3)     FEE
---------------------------            --------------   --------------    ------------------ ------------
Common Shares of Koninklijke Philips   11,000,000          $22.98          $252,780,000      $32,027.23
Electronics N.V., par value 0.20
Euro per share (1)

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(1)   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Koninklijke Philips Electronics Nonqualified Stock Purchase Plan. Pursuant to Rule 457(h)(2) no fee is payable with respect to the registration of these interests.

(2) 1,000,000 of the shares are registered to be offered or sold pursuant to the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan, and 10,000,000 of the shares are registered to be offered or sold pursuant to the Koninklijke Philips Electronics N.V. Long-Term Incentive Plan 2004.

(3) Estimated solely for the purpose of computing the amount of the registration fee. Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, calculated on the basis of the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on September 27, 2004.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

      This registration statement on Form S-8 registers common shares, par value
0.20 euro per share of Royal Philips Electronics, which may be issued in connection with the plans set forth on the facing page of this registration statement. In addition, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan. After giving effect to this filing, an aggregate of 6,609,460 shares of the registrant's common stock have been registered for issuance pursuant to the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan.

      As permitted by Rule 428 under the Securities Act of 1933, as amended, this registration statement omits the information specified in Part I of Form S-8. We will deliver the documents containing the information specified in Part I to the participants in the plans covered by this registration statement as required by Rule 428(b). We are not filing these documents with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission (the "Commission") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the Commission will automatically update and supersede this information. Information set forth in this registration statement supersedes any previously filed information that is incorporated by reference into this registration statement. We incorporate by reference into this registration statement the following documents:

      (a) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2003 (File No. 001-05146-01) filed with the Commission on February 23, 2004, as amended by amendment No. 1 on Form 20-F/A, filed with the Commission on June 30, 2004;

      (b) The Annual Report on Form 11-K of the Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan (File No. 001-05146-01) filed with the Commission on October 29, 2003; and

      (c) The description of our common shares, par value 0.20 euro per share, contained in the registration statement on Form S-8 (File No. 333-39204) filed with the Commission on June 13, 2000.

      In addition, to the extent designated therein, certain reports on Form 6-K and all documents filed by Royal Philips Electronics under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be part of this registration statement from the date of filing of such reports.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The articles of association of Royal Philips Electronics contain no provisions under which any member of its board of management or supervisory board or officers is indemnified in any manner against any liability which he may incur in his capacity as such. However, article 36 of the articles of association of Royal Philips Electronics provides: "Adoption by the General Meeting of Shareholders of the annual accounts ... without any express reservation made by the

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General Meeting of Shareholders shall have the effect of fully discharging the
Board of Management and the Supervisory Board from liability for performance of their respective duties in the financial year concerned."

      Under Netherlands' law, this discharge is not absolute and would not be effective as to any matters not disclosed in the annual accounts and the report of the board of management, as presented to and adopted by the general meeting of shareholders.

      Members of the board of management, the supervisory board and certain officers of Royal Philips Electronics are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

Exhibit No.    Description

4.1 Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan (incorporated herein by reference to Exhibit 4.1 to Royal Philips Electronics, N.V.'s registration statement on Form S-8 (File No. 333-39204), as filed with the Commission on June 13,
               2000)

4.2 Global Philips Stock Option Program 2004 (part of Koninklijke Philips Electronics N.V. Long-Term Incentive Plan 2004)

4.3 Global Philips Restricted Share Rights Program 2004 (part of Koninklijke Philips Electronics N.V. Long-Term Incentive Plan
               2004)

23.1           Consent of KPMG Accountants N.V.

23.2           Consents of Amyot Exco Grant Thornton and Deloitte Touche
               Tohmatsu

23.3           Consent of KPMG

24             Power of attorney (included on signature page).

ITEM 9. UNDERTAKINGS

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new

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registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                     SIGNATURES OF ROYAL PHILIPS ELECTRONICS

      Pursuant to the requirements of the Securities Act of 1933, as amended, KONINKLIJKE PHILIPS ELECTRONICS N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on September 28, 2004.

                           KONINKLIJKE PHILIPS ELECTRONICS N.V.

                           By: /s/ Arie Westerlaken
                               ---------------------
                           Name: Arie Westerlaken
                           Title: General Secretary

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Wilco Groenhuysen his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on September 28, 2004.

Name                                   Title
----                                   -----

/s/ G. J. Kleisterlee                  President/CEO, Chairman of the Board of
-------------------------------        Management
G. J. Kleisterlee

                                       Vice-Chairman of the Board of Management
/s/ J. H. M. Hommen                    and Chief Financial Officer
-------------------------------
J. H. M. Hommen

                                       Executive Vice-President, Member of the
/s/ G. H.Dutine                        Board of Management
-------------------------------
G. H. Dutine

                                       Executive Vice-President, Member of the
/s/ A.Huijser                          Board of Management
-------------------------------
A. Huijser

                                     II-1
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Name                                   Title
----                                   -----

/s/ L. C. van Wachem                   Chairman of the Supervisory Board
--------------------
L. C. van Wachem
                                       Vice-Chairman and Secretary of the
                                       Supervisory Board
-------------------------------
W. de Kleuver

                                       Member of the Supervisory Board
/s/ L.Schweitzer
-------------------------------
L. Schweitzer

                                       Member of the Supervisory Board
-------------------------------
Sir Richard Greenbury

                                       Member of the Supervisory Board
-------------------------------
J-M. Hessels

                                       Member of the Supervisory Board
-------------------------------
K. A. L. M. van Miert

                                       Member of the Supervisory Board
-------------------------------
J. M. Thompson

                                       Member of the Supervisory Board
/s/ C. J. A. Van Lede
-------------------------------
C. J. A. Van Lede

                                       Member of the Supervisory Board
-------------------------------
E. Kist

                                       Duly authorized representative in the
                                       United States
/s/ Wilco Groenhuysen
-------------------------------
Wilco Groenhuysen

                                     II-2
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              SIGNATURE OF THE KONINKLIJKE PHILIPS ELECTRONICS N.V.
                        NONQUALIFIED STOCK PURCHASE PLAN

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New York, State of New York, on September 28, 2004.

                               KONINKLIJKE PHILIPS ELECTRONICS N.V.
                               NONQUALIFIED STOCK PURCHASE PLAN

                               By:/s/ Don Welsko
                                  -------------------------
                               Name: Don Welsko
                               Title: Chairman, Stock Purchase Plan Committee

                                     II-3
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                                INDEX TO EXHIBITS

Exhibit No.   Description
----------    ------------

4.1 Koninklijke Philips Electronics N.V. Nonqualified Stock Purchase Plan (incorporated herein by reference to Exhibit 4.1. to Royal Philips Electronics' registration statement on Form S-8 (File No. 333-39204), as filed with the Commission on June 13, 2000)

4.2 Global Philips Stock Option Program 2004 (part of Koninklijke Philips Electronics N.V. Long-Term Incentive Plan 2004)

4.3 Global Philips Restricted Share Rights Program 2004 (part of Koninklijke Philips Electronics N.V. Long-Term Incentive Plan
              2004)

23.1          Consent of KPMG Accountants N.V.

23.2          Consents of Deloitte Touche Tohmatsu and Amyot Exco Thornton

23.3          Consent of KPMG

24            Power of attorney (included on signature page).